Exhibit 10.7

SUPPORT AGREEMENT

(Convertible Promissory Note)

This Support Agreement (this “Agreement”) is dated as of May 3, 2023, between Creek Road Miners, Inc., a Delaware corporation, (the “Company”), and the Holder identified on Schedule A (including its successors and assigns, the “Holder”).

WHEREAS, the Company issued the Holder a Convertible Promissory Note, dated September 8, 2022, in the principal amount of $500,000 (the “Note”);

WHEREAS, on October 24, 2022, the Company entered into an Agreement and Plan of Merger (as such agreement may be amended from time to time, the “Merger Agreement”), pursuant to which a wholly- owned subsidiary of the Company will merge with and into Prairie Operating Co., LLC, a Delaware limited liability company (“Prairie”), with Prairie surviving and continuing to exist as a Delaware limited liability company and a wholly-owned subsidiary of the Company (the “Merger”);

WHEREAS, to finance the transactions contemplated by the Merger Agreement, the Company proposes to conduct a private offering of convertible preferred shares of the Company (the first closing thereunder with net proceeds to the Company of at least $14,000,000.00, including the funds invested by the Holder, and closed concurrent with or subsequent to the Merger shall be a “PIPE Offering”);

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants, and agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:

1. Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, for all purposes of this Agreement, capitalized terms shall have the meanings set forth in the Note.

2. Merger. The Company will use it reasonable best efforts to close the Merger as soon as practical. The Holder shall execute such other documents necessary to effectuate this Agreement. The Holder will not directly or indirectly, initiate, solicit, encourage or facilitate any inquiries or the making of any proposal or offer with respect to any proposal to acquire control of the Company or its business or assets or engage in discussions with any third party that could reasonably be expected to lead to a proposal to acquire control of the Company or its business or assets, in each case other than the Merger.

3. Note Settlement. Contemporaneous with the closing of the Merger, the Holder will deliver the Notice of Conversion attached hereto as Exhibit A (the “Note Notice of Conversion”), pursuant to which, (i) $256,411 (being 50% of the outstanding and unpaid amount of the Note) will convert (the “Note Conversion”), without any further action on the part of the Holder, into shares of Common Stock at a conversion price per share at the lower of (i) $0.175, or (ii) the per share purchase price in the Merger or PIPE Offering (the “Conversion Price”), and (ii) $256,411 (being the remaining 50% of the outstanding and unpaid amount of the Note) will be repaid to Holder pursuant to instructions to be provided by the Holder to Alpha Capital Anstalt, on the following terms and conditions:

(a)	In the event that the PIPE Offering and Merger are not consummated on or before May 31, 2023, the provisions of this Agreement shall be voided ab initio and the rights and privileges of the Holder under the terms of the Note shall remain intact without modification.

(b)	This Agreement shall only be effective upon the execution of agreements by the holders of all preferred stock and debt of the Company (the “Other Support Agreement Parties”) to convert such preferred stock and debt into shares of Common Stock on such terms and conditions which shall be no more favorable to the Other Support Agreement Parties than the terms and conditions set forth herein, including but not limited to Section 4 hereof, contemporaneous with the closing of the PIPE Offering (the “Other Support Agreements”). The Company shall enforce the Other Support Agreements as to each Other Support Agreement Party. The Company shall equally treat the Holder and all the Other Support Agreement Parties under the Other Support Agreements and this Agreement. No Other Support Agreement may be modified, amended or waived, without the consent of the Holder.

4. Dilutive Issuances. If the Company, at any time prior to the uplisting of the Company’s shares of Common Stock on the NYSE American (or any successor thereto) (the, “Uplisting”), shall sell, enter into an agreement to sell, or grant any option to purchase, or sell or grant any right to reprice, or otherwise reprice, sell or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or common stock equivalent (e.g. warrant, option, convertible debt or equity security) (collectively such Common Stock and common stock equivalents the “Lower Priced Securities”), at an effective price per share less than $0.175, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock (the “Conversion Price”) (such lower price, the “Base Share Price,” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Lower Priced Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance at such effective price and again each time any such right is exercised), then within three business days after the consummation (or, if earlier, the announcement) of each Dilutive Issuance, the Company shall issue to the Holder, without further consideration, an additional number of shares of Common Stock equal to the difference between (i) the number of shares of Common Stock that would have been issued to the Holder pursuant to Section 4 of this Agreement if the Conversion Price had equaled the applicable Base Share Price and (ii) the number of shares of Common Stock originally issued to the Holder pursuant to Section 3 of this Agreement.

5. Registration Rights. The Holder shall have the benefits of the purchasers under the PIPE Offering pursuant to the Registration Rights Agreement executed in connection therewith as if it were a party to the Registration Rights Agreement.

6. Counterparts/Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior support or other agreements between the Holder and the Company with respect to the subject matter hereof.

8. Governing Law. This Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, shall be governed by the choice of law/forum selection in the Note.

9. Severability. In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Support Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CREEK ROAD MINERS, INC.

By:	/s/ John D. Maatta
Name:	John D. Maatta
Title:	Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGE FOR HOLDER FOLLOWS]

[HOLDER SIGNATURE PAGES TO CREEK ROAD

MINERS, INC. SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Support Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:	Creecal Holdings, LLC

Signature of Authorized Signatory of Holder:	/s/ Eliezer Drew

Name of Authorized Signatory:	Eliezer Drew

Title of Authorized Signatory:	Manager

EXHIBIT A

NOTE NOTICE OF CONVERSION

The undersigned hereby elects to convert $256,411 of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, Creek Road Miners, Inc. (the “Borrower”) according to the conditions of the convertible note of the Borrower dated as of September 8, 2022 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion.

Box Checked as to applicable instructions:

[ ] The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:

Account Number:

[ ] The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Date of conversion: ___________, 2023

Applicable Conversion Price: $0.175

Number of shares of Common Stock to be issued pursuant to conversion of the Note: _______________

Amount of Principal Balance due remaining under the Note after this conversion: $0.

Creecal Holdings, LLC

By:
Name:
Title:
Date: